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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement (Form S-3) of Immunex Corporation for the registration of 10,500,000 shares of common stock of our report dated January 21, 2000 (except for the last paragraph of Note 6 as to which the date is February 17, 2000), and to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" included in its Registration Statement (Form S-3 No. 333-43354).

                                                    Ernst & Young LLP

Seattle, Washington
November 9, 2000